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                                                                    EXHIBIT 99.1

                                  NEWS RELEASE


                                                           FOR IMMEDIATE RELEASE
                                                   FOR MORE INFORMATION CONTACT:
                                                  GERALYN DEBUSK OR JEFF ELLIOTT
                                                  Halliburton Investor Relations
                                                                    972-458-8000

                     DAVE & BUSTER'S, INC. ANNOUNCES AMENDED
                                CREDIT AGREEMENT

DALLAS, October 31, 2003--Dave & Buster's, Inc. (NYSE: DAB), a leading operator of upscale restaurant/entertainment complexes, today announced that it has amended the terms of its credit agreement with a syndicate of banks led by Fleet National Bank. The agreement consists of a $45 million revolving credit facility and a $15 million amortizing Term A loan. The amended facility includes standard covenants, which are less restrictive than those in the previous facility. This senior bank facility is in addition to the $30 million private placement of 5.0% convertible subordinated notes issued by the Company in August.

"We are very pleased with this amended credit facility," stated Buster Corley, CEO of Dave & Buster's. "We can now begin to implement plans for modest new store growth as the economy improves."

W.C. Hammett, CFO of Dave & Buster's, added, "We received a favorable response from the bank group to this facility. We were able to improve our covenants in this agreement to give us more flexibility in the future to manage our capital needs."

Bank One, N.A, served as Documentation Agent. Other banks in the syndicate are Frost National Bank and Southwest Bank of Texas, N.A.

Celebrating over 20 years of operations, Dave & Buster's was founded in 1982 and is one of the country's leading upscale, restaurant/entertainment concepts with 33 locations throughout the United States and Canada. Additionally, Dave & Buster's has international agreements for the Pacific Rim, the Middle East and Mexico.

Forward-Looking Statements

Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitations, by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "believes," "intends," "should," or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open new high-volume restaurant/entertainment complexes; our ability to raise and access sufficient capital in the future; changes in consumer preferences, general economic conditions or consumer discretionary spending; the outbreak or continuation of war or other hostilities involving the United States; potential fluctuation in our


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quarterly operating result due to seasonality and other factors; the continued
service of key management personnel; our ability to attract, motivate and retain qualified personnel; the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in our industry; additional costs associated with compliance with the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in our reports filed with the SEC.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Dave & Buster's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.



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